Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Fourth Amended and Restated Long Term Incentive Plan of BGC Partners, Inc. of our report, dated May 23, 2012, with respect to the consolidated financial statements of Grubb & Ellis Company included in BGC Partners, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
June 6, 2013